                                                                    EXHIBIT 99.5

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial data has been prepared to give effect to three acquisitions; KVI Capital, Inc. ("KVI") on August 1, 2005, Captiva Solutions, LLC ("Captiva") on December 9, 2005, and Goldleaf Technologies, Inc. ("Goldleaf") on January 31, 2006. The pro forma balance sheet data has been prepared based on the historical balance sheets of the company and Goldleaf as if that acquisition was effective as of December 31, 2005. The pro forma statement of operations data has been prepared based on the historical statements of operations of the Company, KVI, Captiva, Total Bank Technology, LLC ("TBT" as predecessor to Captiva), and Goldleaf as if all three acquisitions were effective as of January 1, 2005. Captiva organized and began operations on April 1, 2005. Prior to the TBT acquisition, Captiva had no customers or revenues, thus only operating expenses associated with the management team and facility expense were attributable to Captiva. On June 1, 2005, Captiva acquired all operating assets of Total Bank Technology, LLC ("TBT"). The 2005 pro forma data for the Captiva year end December 31, 2005 column consists of the full five months results of TBT (January 1 - May 31, 2005 ) prior to the acquisition by Captiva along with the results of Captiva from April 1, 2005 through November 30, 2005, including the results of TBT for the months of June through November 2005. For the month of December 2005, Captiva's results are included in the PBI column. Had Captiva been in existence as of January 1, 2005, the 2005 results would have reflected additional expenses for the management team and facilities expense of Captiva.

     The assets acquired and liabilities assumed in connection with the Goldleaf acquisition were recorded at estimated fair values as determined by our management based on information currently available and on current assumptions as to future operations. We have allocated the purchase price based on preliminary estimates of the fair values of the acquired property, plant and equipment, and identified intangible assets, and their estimated remaining useful lives. Accordingly, the allocation of the purchase price and the assigned estimated useful lives are subject to revision, based on the final determination of appraised and other fair values, and related tax effects.

     The unaudited pro forma financial data are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the consolidated companies that would have actually occurred had the transactions been effective during the periods presented or of the future financial position or future results of operations of the consolidated companies. You should read this information in conjunction with the accompanying notes thereto and with the historical consolidated financial statements and accompanying notes of the Company, KVI Capital, Captiva, and Goldleaf included elsewhere in this document.

     The unaudited pro forma information gives effect only to adjustments set forth in the accompanying notes thereto and does not reflect any anticipated future cost savings or other benefits as a result of the acquisition.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005

(in thousands, except per share data)
                                                                                PRO FORMA
                                                                               ADJUSTMENTS
                                 Private                                    ----------------
                                Business   Captiva    KVI    Goldleaf        Debit    Credit     Pro Forma
                                --------   -------   -----   --------       -------   ------     ---------
REVENUES                         $38,351   $1,713    $ 757   $ 9,412    A   $   917   $           $49,316
Operating expenses                34,276    2,289      935    10,721    B     1,124
                                 -------   ------    -----   -------
                                                                        C       468                49,813
                                                                            -------               -------
Operating income (loss)            4,075     (576)    (178)   (1,309)        (2,509)                 (497)
OTHER EXPENSES:
Interest expense, net                381      164       91       (39)   D     2,369                 2,966
                                 -------   ------    -----   -------        -------   -------     -------
   Total other expenses              381      164       91       (39)         2,369                 2,966
                                 -------   ------    -----   -------        -------   -------     -------
Income (loss) before
   provision for income taxes      3,694     (740)    (269)   (1,270)        (4,878)               (3,463)
Provision (benefit) for
   income taxes                    1,359       --       --        --             --   E 2,710      (1,351)
                                 -------   ------    -----   -------        -------   -------     -------
NET INCOME (LOSS)                  2,335     (740)    (269)   (1,270)        (4,878)    2,710      (2,112)
PREFERRED STOCK DIVIDENDS          2,160       --       --     2,915                  F 2,915       2,160
                                 -------   ------    -----   -------        -------   -------     -------
NET INCOME (LOSS)
ATTRIBUTABLE TO COMMON
SHAREHOLDERS                         175     (740)    (269)   (4,185)        (4,878)    5,625      (4,272)
                                 =======   ======    =====   =======        =======   =======     =======
LOSS PER SHARE:
      Basic                      $  0.01                                                          $ (0.28)
                                 =======                                                          =======
      Diluted                    $  0.01                                                          $ (0.28)
                                 =======                                                          =======
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING:
      Basic                       14,727                                G       670                15,397
                                 =======                                    =======               =======
      Diluted                     15,018                                G       670                15,397
                                 =======                                    =======               =======

NOTE: During the twelve months ended December 31, 2005, 291,000 employee stock options were included in the diluted weighted average shares outstanding. However, after taking into account the pro forma adjustments above, the Company would have incurred a net loss attributable to common shareholders. Therefore, on a pro forma basis, the 291,000 employee stock options have been excluded in calculating diluted loss per share, as their effect would be anti-dilutive. For the twelve months ended December 31, 2005, we also excluded approximately 27.0 million shares of common stock issuable upon exercise or conversion of employee stock options (7.2 million, including 1.8 million stock options that were issued in conjunction with the Goldleaf acquisition), warrants (19.8 million), and the Series B preferred shares (40,000) were excluded from the diluted earnings per share calculation, as their effects were anti-dilutive.

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET DATA
                                DECEMBER 31, 2005

                                                                                   PRO FORMA
                                                                                  ADJUSTMENTS
                                                          PRIVATE              -----------------
(in thousands)                                           BUSINESS   GOLDLEAF    DEBIT     CREDIT   PRO FORMA
                                                         --------   --------   -------   -------   ---------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                              $   187   $  1,246   $         H $ 201    $ 1,232
   Restricted cash                                             --     11,258                         11,258
   Accounts receivable                                      4,773        537                          5,310
   Accounts receivable--other                                  26         --                             26
   Deferred tax asset                                         370         --                            370
   Investment in direct financing leases                    2,235         --                          2,235
   Other current assets                                     1,567        112                          1,679
                                                          -------   --------                        -------
      Total current assets                                  9,158     13,153                         22,110
                                                                                                    -------

PROPERTY AND EQUIPMENT, NET                                 2,187      1,826                          4,013
OPERATING LEASE EQUIPMENT, NET                                187         --                            187

OTHER ASSETS:
   Software development, net                                1,618         --                          1,618
   Deferred tax asset                                       1,456         --   H  1,250               2,706
   Investment in direct financing leases, net of
      current portion                                       4,642         --                          4,642
   Intangible and other assets, net                         4,931      1,854   H 10,500  H  1,854    15,431
   Goodwill                                                12,378      2,403   H 11,055  H  2,403    23,433
                                                          -------   --------                        -------
      Total other assets                                   25,025      4,257                         47,830
                                                          -------   --------                        -------
      Total assets                                         36,557     19,236                         74,140
                                                          =======   ========                        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                         2,535        478                          3,013
   Accrued liabilities                                      1,582      1,006                          2,588
   Customer deposits                                           --     11,258                         11,258
   Deferred revenue                                           456      2,735   H  1,287               1,904
   Current portion of capital lease obligations                --        256                            256
   Current portion of long-term debt                           --         --             H  7,000     7,000
   Current portion of non-recourse lease notes payable      2,336         --                          2,336
   Note Payable                                                --         --             H  1,000     1,000
                                                          -------   --------                        -------
      Total current liabilities                             6,909     15,733                         29,355
                                                                                                    -------

REVOLVING LINE OF CREDIT                                       --         --             H  1,600     1,600
NON-RECOURSE LEASE NOTES PAYABLE, net of current
   portion                                                  4,056         --                          4,056
DEFERRED REVENUE, net of current portion                       --      4,301   H  1,440               2,861
CAPITAL LEASE OBLIGATIONS, net of current portion              --      1,322                          1,322
OTHER NONCURRENT LIABILITIES                                  230         --                            230
LONG-TERM DEBT, net of current portion                         --         --             H  9,000     9,000
SENIOR SUBORDINATED LONG-TERM DEBT,
   net of unamortized debt discount of $1,491               8,509         --   H  8,509                  --
REDEEMABLE SERIES C PREFERRED STOCK                            --         --         --  H  8,509     8,509
                                                                    --------                        -------
      Total liabilities                                    19,704     21,356                         56,933
                                                                    --------                        -------


COMMITMENTS AND CONTINGENCIES

REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK
                                                               --     19,429   H 19,429                  --



STOCKHOLDERS' EQUITY:
   Common stock                                                --         86   H     86
   Preferred stock (Series A and B)                         6,323         --                          6,323
   Paid-in capital                                          6,998      2,606   H  2,606  H    354     7,352
   Retained earnings (deficit)                              3,532    (24,241)            H 24,241     3,532
                                                          -------   --------                        -------
      Total stockholders' equity (deficit)                 16,853    (21,549)                        17,207
                                                          -------   --------   --------  --------   -------
   Total liabilities and stockholders' equity             $36,557   $ 19,236   $ 47,653  $ 47,653   $74,140
                                                          =======   ========   ========  ========   =======

                     PRIVATE BUSINESS, INC. AND SUBSIDIARIES
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

A. To reduce revenues for Goldleaf related to estimated deferred revenues that would not have been realized had the Company acquired Goldleaf as of January 1, 2005 and recorded the deferred service obligation at its estimated fair value as of that date.

B. To increase amortization expense of new intangibles recorded as a result of the acquisitions. The pro forma amounts assume that approximately $13.7 million of identified intangibles are recorded, consisting of acquired technology ($2.8 million), customer lists ($6.6 million), vendor program ($0.1 million), non-compete agreements ($1.2 million), tradenames and trademarks ($1.0 million), and product patents ($2.0 million), and are being amortized over estimated average useful lives of five, ten, seven, three, indefinite, and twenty years, respectively.


C. To increase general and administrative costs for the increased salary of the Company's new Chief Executive Officer and executive officers of KVI and Goldleaf based on the employment agreements executed as part of these acquisitions.


D. To increase interest expense for additional debt acquired by the Company as consideration paid to consummate the KVI, Captiva, and Goldleaf transactions. Interest expense has been estimated assuming a weighted average interest rate for the two debt instruments used to complete the transactions; the $10.0 Lightyear Series C redeemable preferred stock at 10% (as converted from a $10.0 million senior subordinated debt instrument originally issued) and the $18.0 million Bank of America credit facility. Therefore, the pro forma interest expense was calculated using an interest rate of 8.3% and includes accretion of the debt discount (related to common stock warrants issued to Lightyear in connection with the $10.0 million financing) using the effective interest method.


E. To record income tax effects (at the Company's effective rate of 39%) of the pro forma adjustments.


F. To reduce preferred dividends for the elimination of Goldleaf dividends ($2.9 million).


G. To reflect company common stock issued as part of the consideration paid for the stock of Goldleaf; 150,656 common shares valued at $2.35 per share (stock price as of January 1, 2005), common stock issued as part of the consideration paid for the membership units of Captiva; 433,839 common shares valued at $2.35 per share (stock price as of January 1, 2005), and common stock issued as part of the consideration paid for the stock of KVI; 85,251 common shares valued at $2.35 per share.

H. To allocate the estimated total purchase price for Goldleaf of approximately $19.2 million, which consists of $18.6 million in cash, $354,044 for the 300,037 common shares of the company (valued at $1.18 per share at December 31, 2005) and an estimated $186,000 for the Company's direct costs associated with the acquisition. The preliminary allocation of the purchase price to the underlying net assets acquired is based on an estimate of the fair value of the net assets as follows:

(in thousands, except per share information)

Purchase Price:
   Cash (includes $1.8 million paid to                $18,615
   executives allocated to purchase price)
   Stock (300,037 common shares at $1.18 per share)       354

   Direct acquisition costs                               186
                                                      -------
                                                      $19,155
                                                      -------
Preliminary Allocation to Operating Assets and
Liabilities

Assets:
   Cash                                               $ 1,246
   Restricted cash                                     11,258
   Accounts receivable                                    537
   Other current assets                                   112
   Furniture and equipment                              1,826
   Deferred tax asset                                   1,250
   Acquired technology                                  2,000
   Customer list                                        5,000
   Trademarks/tradenames                                1,000
   Product patents                                      2,000
   Non-compete                                            500
   Goodwill                                            11,055

Liabilities:
   Accounts payable                                       478
   Accrued liabilities                                  1,006
   Capital lease obligations                            1,578
   Customer deposits                                   11,258
   Deferred revenue                                     4,309
                                                      -------
Total net assets                                      $19,155
                                                      =======

NOTE: The pro forma statement of operations data does not include stock compensation expense for the new stock options issued in conjunction with the transactions. The stock option grants made on October 20, 2005, (Captiva) and January 31, 2006 (Goldleaf) totaled 4.6 million. Had these option grants been issued as of January 1, 2005, the estimated fair value using the Black-Scholes model would have been $1.49 and $1.61 per share, respectively. The company, until January 1, 2006, accounted for stock-based compensation plans under the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and did not utilize the fair value method. If the company expensed options under SFAS No. 123, Accounting for Stock-Based Compensation, an estimated additional $1.3 million of compensation expense would have been expensed during the year ended December 31, 2005. Beginning January 1, 2006, the company was required to begin expensing the remaining unvested fair value of all stock options, including those issued as part of these transactions. The estimated annual stock compensation expense for the stock options issued as part of these transactions is $1.3 million.